UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2010

SINO GREEN LAND CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53208	54-0484915
(State or Other Jurisdiction of	(Commission file number)	(I.R.S. Employer
Incorporation)		Identification No.)

Suite 2711A, 27/F, Exchange Tower,
33 Wang Chiu Road, Kowloon Bay,
Kowloon, Hong Kong
(Address of Principal Executive Offices)
(Zip Code)

852-3104-0598
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On June 21, 2010, Sino Green Land Corporation (the “Company”) issued an aggregate of 2,195,000 shares of its common stock, $0.001 par value per share (the “Common Stock”) to several of the Company’s non-executive employees and advisors (collectively, the “Non-Executive Grantees”) and an aggregate of 1,250,000 share of Common Stock to executive officers, including 500,000 shares to Anson Fong, 250,000 shares to Yan Pan and 500,000 shares to Xiong Luo (collectively, with the Non-Executive Grantees, the “Grantees”) in exchange for services provided to the Company by the Grantees. In addition, the Company’s board of directors resolved to issue 500,000 shares to Mr. Fong, 500,000 shares to Mr. Luo and 250,000 shares to Mr. Pan per quarter in each of the next three quarters. Several of the Grantees are non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933 , as amended (the “Act”)). The Company issued Common Stock to these individuals in an offshore transaction in reliance upon an exemption provided by Regulation S promulgated under the Act and upon the exemption provided by Section 4(2) of the Act for the offer and sale of securities not involving a public offering. The Company issued Common Stock to U.S. Grantees in reliance on the exemption provided by Section 4(2) of the Act for the offer and sale of securities not involving a public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) See Item 3.02 above, which is incorporated into this Item 5.02 by reference. Among the Grantees was Pan Yan, the Company’s Chief Operating Officer, whose shares of Common Stock are being granted pursuant to an Executive Employment Agreement, dated May 1, 2010, by and between the Company and Mr. Yan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GREEN LAND CORPORATION

By: /s/ Anson Yiu Ming Fong
       Name: Anson Yiu Ming Fong
       Title: Chairman of the Board

Date: August 17, 2010